Exhibit 10.2

[Date]

[____________________]
c/o Knight Transportation, Inc.
20002 North 19th Avenue
Phoenix, Arizona  85027

Re:	Knight Transportation, Inc.: Restricted Stock Unit Officer Grant Agreement

Dear [________]:

The Compensation Committee (the “Committee”) of the Board of Directors of Knight Transportation, Inc. (the “Company”) has awarded you, as of the date of this letter (the “Grant Date”), a Restricted Stock Unit (“RSU”) grant (the “Grant”). The Grant entitles you to receive shares of the Company’s voting common stock (the “Stock”), par value $0.01 per share (the “Stock Award”), to be issued upon the completion of the Vesting Period. This Grant is made subject to the terms and conditions of this Restricted Stock Unit Grant Agreement (this “Agreement”), and the Company’s policy regarding long-term equity incentive grants dated March 14, 2014 (the “Policy”), adopted by the Committee under the 2012 Equity Compensation Plan effective as of May 18, 2012 (the “Plan”).  A copy of the Policy is attached hereto as Exhibit B.  In this Agreement, the Company is sometimes referred to as “we” or “us.” Terms used in this Agreement that are defined in the Plan have the same meaning as stated in the Plan.  Terms used in this Agreement that are defined in the Policy have the same meaning as set forth in the Policy, except as otherwise provided herein.

1. Summary of Grant.

Dollar Target Value	RSU Tentative Award	Performance Period Beginning Date	Performance Period Expiration Date	Vesting Date	Performance Matrix
See Exhibit A

The number of RSUs granted you is determined by dividing the market value of the Company’s stock as of the date of Grant into the Dollar Target Value designated by the Committee for you.  This is your Tentative Award of RSUs (the “Tentative Award”).  At the end of the Performance Period (as defined in the Policy), your Tentative Award will be adjusted by multiplying the number of RSUs that make up your Tentative Award by a percentage determined by reference to the intersection of the Revenue Growth Row and the RONA column of the Performance Matrix attached hereto as Exhibit A.  This is your Pre-Peer Adjustment Award, that is subject to the adjustments described below.  Your Pre-Peer Adjustment Award will be increased by up to __% if the total _____ year compounded annual shareholder return on the Company’s common stock (“TSR”), determined as provided in Section 10 of the Policy, exceeds the ___ percentile of the Company’s Peer Group.  Conversely, your Pre-Peer Adjustment Award will be decreased by up to __% if the relative __-year compounded TSR is below the ___ percentile of the Company’s Peer Group.  The increase or decrease of RSUs granted in your Pre-Peer Adjustment Award is determined by multiplying the Award Leverage Percentage set forth in Exhibit A in the Award Leverage Table by your Pre-Peer Adjustment Award under the methodology described in the Policy.  This result is your final award (the “Final Award”).  An example of the calculation of a Stock Award is set forth in Exhibit C hereto.

2. Vesting and Proration of Award.  Your Final Award of RSUs will vest on the ____________________________________________________ (the “Vesting Period”).  If during the Vesting Period, you die, become disabled, retire with consent of the Company, or a Change of Control occurs, you will be fully vested.  Subject to the proration rules described below, if at any time during the Performance Period your employment terminates by reason of death, Disability, retirement with consent of the Company, or a Change of Control (as those terms are defined in the Policy), you will be 100% vested in the RSUs credited to you, and your Final Award will be measured based on the Company’s performance through the end of the calendar year in which your death, Disability or retirement occurs, or in which a Change of Control occurs. Stock will be issued to you as soon as practicable after the close of the same calendar year provided that Stock shall not be issued later than the 75th day after the close of such calendar year.  If your employment terminates by reason of Termination for Convenience or Termination for Good Reason, your award will be forfeited if you completed less than 12 calendar months of the Performance Period at the time of termination. If you have completed at least 12 calendar months of the Performance Period, the amount of your Final Award will be pro-rated by multiplying the number of RSUs earned as of expiration of the Performance Period by a fraction the numerator of which is the number of full calendar months credited to you as of the date your Termination for Convenience or Termination for Good Reason occurred and the denominator of which is 36. Stock representing payment of your Final Award shall be distributed to you as soon as practicable after the expiration of the Performance Period, but not later than the 75th day after the expiration of the Performance Period.

3. Issuance of Stock.  Subject to Section 2, once your Final Award is vested, the Company will issue Stock to you in book entry form, in an amount equal to the number of RSUs awarded to you in the Final Award.  The Stock is subject to the conditions of this Grant Agreement.  Until Stock is issued to you, you will receive no dividends and will not be entitled to vote at any shareholder meeting.  Upon the issuance of Stock to you, the RSUs granted to you in the Final Award will be cancelled.

4. Grant of Restricted Stock Units. This Grant relates only to the Performance Period noted above and to no other.  The Grant is made to you as part of your compensation and is payable to you in accordance with this Agreement and resolutions adopted by the Committee, and in the expectation that until such time as this Grant is fully vested, you will continue to perform services for the Company as its employee. You will receive no fractional shares.  No shares of Stock will be issued to you for any portion of the Stock Award until your Final Award is earned and fully vested.  RSUs representing your Final Award will be vested on the second January 31 following the expiration of the Performance Period, except as provided in Section 2 above, and will be issued to you as a Stock Award.  Shares of Company Stock representing your Stock Award will be issued to you in book entry form.  This Grant may not be settled in cash.  The number of shares of your Stock Award is subject to automatic adjustment for stock dividends, stock splits, reverse stock splits, reorganizations, or reclassifications as provided in Section 3.2 of the Plan and is subject to adjustment as described in Section 1, above.

5. Book Entry Form; No Voting Rights.  You must open a personal brokerage account with _________________ or the Company’s then current equity plan administrator.  The Stock will be issued to you at the conclusion of the Vesting Period. Stock will be delivered to your brokerage account with _________________ or the Company’s then current equity plan administrator in book entry (non-certificated) form.  Once your Stock is vested, you may request issuance of a physical stock certificate.  Stock will be treated as issued and outstanding only after it is actually issued.  No Stock will be issued until the completion of the Vesting Period.  Any Stock issued may be subject to other limitations as either the Plan or the law may require.

6. Tax Treatment. You will recognize ordinary income for the value of the Stock issued to you, as the Stock Award vests.  The value of the Stock is the fair market value, which is based on the closing market price the day the   Stock vests.  If the day of vesting falls on a weekend or on a holiday, the fair market value will be based on the closing market price of the immediate business day prior to the day of vesting. By accepting the Grant, you accept responsibility for any income tax withholding or other taxes imposed on you by virtue of the issuance of the Grant. You agree that the Company has the right, and you authorize the Company to reduce the total number of shares of Stock distributed to you by the amount of any federal or state taxes (including, FICA, FUTA and Medicare) the Company is obligated to withhold and pay.

7. Non-Compete and Non-Solicitation Agreement.

(a)           This Grant has been made to you because you have been retained by the Company in a position of trust and confidence and your services are important to the Company’s success and not easily replaceable.  This Grant is also intended to induce you to continue to contribute to the results of the Company’s operations. In consideration for the issuance of this Grant (and the Company’s agreement to allow you to become a shareholder of the Company on the terms set forth herein), you agree that you will not directly compete with the Company for ____________ after your separation from service (the “Non-Compete Period”) without first obtaining the Company’s prior written consent, which consent the Company may, in its reasonable discretion, withhold. For this purpose, you will be considered to be competing with the Company if you are engaged in any of the activities described in clauses (b)(i), (ii) or (iii) below.  The consideration for this ____________ non- compete agreement is the issuance of this Grant.

(b)           You will be considered directly competing with the Company if at any time during the Non-Compete Period you: (i) are employed by, contract with, or obtain an interest as an owner, shareholder, partner, limited partner or member in, any business or corporation that competes directly with the Company (as such direct competition is defined below), but excluding an investment of 1% or less in any publicly traded company; (ii) on your own behalf, or on behalf of any other person with whom you may be employed, you solicit or divert from the Company the business of any person who is either currently a customer of the Company at the time of your employment or was identified as a potential customer of the Company; or (iii) solicit, divert or encourage any person who is an employee of the Company to leave employment and to become employed by a person who directly competes with the Company. For purposes of this Section 7, you (x) will be considered to be in direct competition with the Company and (y) a person, business or corporation will be considered a direct competitor of the Company if either you or it is engaged in the truckload business (revenues exceeding $25,000 per month) (from dry van, refrigerated, brokerage, drayage, or logistics or any combination thereof) and that conducts significant operations in the same traffic lanes (freight delivery lanes from point to point) in which the Company operates, or which you know or have reason to believe that the Company has internally identified as a planned area of operation or expansion of its business as of the date you separate from service with the Company.  By accepting this Grant, you agree that the foregoing non-competition provisions are reasonable and that you are being compensated for your agreement not to compete.  If you violate this Agreement during the Non-Compete Period, you agree to pay the Company, upon demand, an amount equal to __% of the value realized by you under this Grant, disregarding the amount of any federal or state taxes you paid (the “Repayment Amount”).  Upon paying the Company the Repayment Amount, your obligations to the Company under this Section 7(b) shall be deemed to be satisfied.  You agree that the Repayment Amount is reasonable and is intended to return to the Company a portion of the compensation paid to you in consideration for your agreement to continue with the Company and not to compete with the Company if you leave, except on the terms of this Agreement, after you have received the Stock Award made here.

(c)           The Company shall have the right to extend the Non-Compete Period for up to an additional ___________ beyond the completion of your initial Non-Compete Period (the “Extended Non-Compete Period”). If the Company elects to extend the Non-Compete Period, it will notify you in writing of such fact not later than the ___________ day prior to the expiration of the initial Non-Compete Period. By accepting this Grant, you agree to accept and abide by the Company’s election. If the Company elects to extend the Non-Compete Period, you agree not to work for any direct competitor of the Company (as defined in Section 7(b)) during the Extended Non-Compete Period, and the Company agrees to pay you, during the Extended Non-Compete Period, an amount equal to your monthly base salary or monthly base consulting fee, as applicable, in effect as of the date of your separation of service from the Company. Payment for any partial month will be prorated. Payment of your base salary or consulting fee during the Extended Non-Compete Period will be made at the same times and in the same amounts that such amounts were paid to you while you were in the service of the Company. If the Company elects to extend the Non-Compete Period, any monies you earn from any other work, whether as an employee or as an independent contractor, will reduce, dollar for dollar, the amount that the Company is obligated to pay you. Payments made by the Company under this Section 7(c) are made for the extension of the non-compete covenant and do not render you either an employee of, or a consultant to, the Company.

8. Compliance with Securities Laws; Share Restrictions. So long as you are serving as an employee of the Company, you may not sell any shares of the Stock except in accordance with all applicable securities laws and the policies of the Company applicable to the sale of the Company’s securities by insiders, executives, and employees. You agree that the Stock acquired pursuant to this Stock Award will be sold, transferred, assigned, or otherwise disposed of only in compliance with any applicable federal and state securities laws. The Company has filed a registration statement with the United States Securities and Exchange Commission covering the Grant (and the Stock subject to the Grant) issued pursuant to the Plan.  So long as that registration statement is in effect, Stock issued pursuant to the Plan will not be restricted as to transfer, except as provided in this Agreement.  The Company does not provide any assurance that any registration statement will continue to be maintained in effect with respect to the Stock.  If for any reason, a registration statement is not in effect with respect to the Stock, the Stock may not be sold or transferred except in compliance with applicable securities laws.

9. Risks. By accepting this Grant, you acknowledge that the value of the Stock may be adversely affected by changes in the United States’ economy; changes in the Company’s profitability, financial condition, business or properties; a reduction in the Company’s growth rate; competition from other truckload carriers; and other factors that are described more particularly in the Company’s most recent Annual Report on Form 10-K and in its reports on Forms 10-Q and 8-K. The Company does not promise you that the value of the Stock will rise or that the Company will continue to grow or be profitable.

10. Access to Information. With respect to this Grant, you acknowledge that you have reviewed a copy of the Company’s Prospectus, which is a part of the Registration Statement, and that the Company has delivered to you, or has provided to you through on-line access, for your examination copies of its Prospectus for the Plan and the Company’s reports filed on Forms 8-K, 10-Q and 10-K and any proxy or shareholder information materials filed with the United States Securities and Exchange Commission and available through EDGAR. These materials may also be accessed on the Company’s website at www.knighttrans.com. A copy of these materials will also be mailed to you if you request them in writing from the Company.

11. Successors. This Agreement is binding on you, your spouse and any successors or assigns.

12. Arbitration of Disputes. We agree that the Federal Arbitration Act shall apply to and govern the arbitration provisions of this Agreement. Any disputes between or among us with respect to the terms of this Agreement or the rights of either of us under this Agreement, including, without limitation, the scope of the arbitration, shall be subject to arbitration pursuant to the laws of the State of Arizona governing arbitration, excluding the revised Arizona Arbitration Act. Arbitration will occur in Phoenix, Arizona. Judgment on any arbitration award may be entered in any court having jurisdiction. A single arbitrator shall have the power to render a maximum award of $500,000. If you or we assert a claim in excess of $500,000, the matter may be heard by a single arbitrator, but either of us may request that the arbitration be heard by a panel of three arbitrators and, if so requested, the arbitration decision shall be made by a majority of the three arbitrators. The Company shall pay the costs of arbitration, but if the Company is the prevailing party in the arbitration, the Company shall have the right to recover from you all costs of arbitration. EACH OF THE PARTIES EXPRESSLY AGREES TO ARBITRATION AND WAIVES ANY RIGHT TO TRIAL BY JURY ANY PARTY MAY HAVE. Nothing in this Agreement limits or restricts any self-help remedy, including, without limitation, any right of offset a party may have. The person prevailing in any arbitration is entitled to payment of all legal fees and costs and all costs of arbitration, regardless of whether such costs are recoverable under applicable law.

13. WAIVER OF CERTAIN CLAIMS. BY EXECUTING THIS AGREEMENT AND ACCEPTING THIS GRANT, YOU AGREE THAT ANY CLAIM YOU MAY HAVE AGAINST THE COMPANY WITH RESPECT TO THIS GRANT OR THE STOCK SUBJECT TO THE GRANT (OTHER THAN A CLAIM FOR THE CONTRACTUAL BREACH OF THIS AGREEMENT [OR THE PLAN], WHICH MAY BE BROUGHT WITHIN ONE YEAR OF THE DATE SUCH BREACH OCCURS) MUST BE ASSERTED NOT LATER THAN ONE YEAR FOLLOWING THE DATE OF THIS GRANT, AND THAT NO CLAIMS (OTHER THAN FOR BREACH OF CONTRACT) MAY BE BROUGHT AFTER THAT PERIOD. YOU VOLUNTARILY AND KNOWINGLY WAIVE ANY LONGER STATUTE OF LIMITATIONS IN CONSIDERATION OF THIS GRANT. IN ADDITION, YOU AND THE COMPANY AGREE THAT ANY CLAIM MADE UNDER THIS AGREEMENT OR THE PLAN, OR ARISING FROM OR IN CONNECTION WITH ANY STOCK GRANTED PURSUANT TO THIS AGREEMENT OR THE PLAN, SHALL BE LIMITED TO ACTUAL ECONOMIC DAMAGES, AND THE RECOVERY OF ATTORNEYS’ FEES AND COSTS OF COURT. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO RESCISSION OR ANY RIGHT TO CLAIM OR RECOVER TREBLE DAMAGES, PUNITIVE DAMAGES, OR EXEMPLARY DAMAGES, WHETHER SUCH RIGHTS ARE GRANTED BY STATUTE OR UNDER COMMON LAW, IS HEREBY WAIVED AND RELEASED. EACH PARTY AGREES AND ACKNOWLEDGES THAT THE WAIVER AND RELEASE OF SUCH RIGHTS IS VOLUNTARY AND KNOWING AND THAT EACH PARTY HAS RECEIVED, UNDER THIS AGREEMENT, FULL AND ADEQUATE CONSIDERATION FOR SUCH WAIVER.

14. Survival. The provisions of Sections 5, 7, 8, 9, and 11 through 17 shall survive the termination of this Grant and of this Agreement.

15. Construction. It is the intent of the Company and you that the Stock subject to this Grant is to be treated as “nonvested shares” within the meaning of Financial Accounting Standard 123R, and the Stock is subject to being earned by you only if you continue to provide the Company with your services as provided herein.

16. Incorporation by Reference.  The terms of the Plan and the Policy are hereby incorporated into this Grant Agreement and constitute a part hereof.  In the event of any conflict between this Grant Agreement and the Policy, the Policy shall control.  Other than through the incorporation of certain defined terms from the Policy, the Policy creates no contractual rights in the Participant and a Participant’s rights are governed solely by this Grant Agreement.

17. Governing Law. This Agreement is subject to, and is to be construed in accordance with, the laws of the State of Arizona.

18. Acceptance. You agree that your acceptance of the terms and conditions of the Agreement, and your receipt of the materials described herein, is conclusively evidenced by (i) your electronic receipt of this Agreement and your acceptance of the Grant made hereby or (ii) your execution of a copy of this Agreement that you return to us.  Unless you indicate to us either electronically or in writing within five working days after receipt of this Agreement that you do not accept and agree to the terms and conditions set forth in this Agreement, by continuing [in employment] with the Company, you will be deemed to have accepted and agreed to the terms and conditions set forth in this Agreement and deemed to have acknowledged receipt of a copy of the Plan, the Policy, and Prospectus. Such notification shall be sent to the Company at 20002 North 19th Avenue, Phoenix, AZ 85027, Attention: Adam Miller, CFO.

Sincerely,
KNIGHT TRANSPORTATION, INC., an Arizona corporation
By:
[Name]
[Title]

The foregoing is accepted and agreed to:

[Name]
[Title]
[Dated]

EXHIBIT A
Performance Matrix1

Revenue Growth	Return on Net Assets (RONA)2
(Top line revenue growth year over year)	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
<x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%	___%	___%	___%	___%	___%	___%	___%

Award Leverage Percentage

Relative Company TSR Percentile Rank to Peer3
	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
Award Leverage	___%	___%	___%	___%	___%	___%	___%

______________________
1	Committee may decrease or increase the Tentative Award between __% to __% of the initial Tentative Award.
2	Return on net assets = Net Income/Total Assets
3	Committee will increase or decrease the Tentative Award earned based on the Relative Company TSR Percentile Ranking to Peers.

Exhibit B
(Policy)

[Filed as Exhibit 10.1 to Form 10-Q for period ended March 31, 2014.]

Exhibit C
(Example)

▪	Assumptions:

-	Dollar Target Award = $________

-	3-Year Average RONA = ________

-	3-Year Compound Annual Revenue Growth (before fuel surcharge) = _______%

-	3-Year Relative TSR = ________

-	Beginning Stock Price = $________

-	Ending Stock Price = $________

-	Tentative Award (before any adjustment) ________ RSUs.

Award Payout Table1

Revenue Growth	Return on Net Assets (RONA)2
(Top line revenue growth year over year)	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
<x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%-x%	___%	___%	___%	___%	___%	___%	___%
>x%	___%	___%	___%	___%	___%	___%	___%

TSR Leverage Table

Relative Company TSR Percentile Rank to Peer3
	<y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y% to y%	>y%
Award Leverage	___%	___%	___%	___%	___%	___%	___%

▪	Payout Calculation:

-	Payout Matrix Multiplied by Tentative Award = ___% x _____ = _____ RSUs

-	TSR Multiplier = _____ x _____ = _____ RSUs

-	Final Award4 = _____ shares of Common Stock

-	Value of Final Award = $_____ x _____ = $

-	Final Shares Earned as % of Tentative Award= _____/_____ = _____%

______________________
1	Committee may decrease or increase the Tentative Award between __% to __% of the initial Tentative Award.
2	Return on net assets = Net Income/Total Assets
3	Committee will increase or decrease the Tentative Award earned based on the Relative Company TSR Percentile Ranking to Peers.
4	Shares vest __ months following expiration of the performance period and shares issued are rounded to the next whole number to eliminate fractional shares.

Return to Form 10-Q